Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
CA, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-151619) on Form S-3 and the registration statements (Nos. 333-146173, 333-120849, 333-108665, 333-100896, 333-88916, 333-32942, 333-31284, 333-83147, 333-80883, 333-79727, 333-62055, 333-19071, 333-04801, 333-127602, 333-127601, 333-126273, 33-64377, 33-53915, 33-53572, 33-34607, 33-18322, 33-20797, 2-92355, 2-87495 and 2-79751) on Form S-8 of CA, Inc. and subsidiaries of our report dated May 16, 2011, with respect to the consolidated balance sheets of CA, Inc. and subsidiaries as of March 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended March 31, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of March 31, 2011, which report appears in Amendment No. 1 to the March 31, 2011, annual report on Form 10-K of CA, Inc.
/s/ KPMG LLP
New York, New York
May 16, 2011